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                                                                    Exhibit 23.2


                          CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-48370) pertaining to the Shelby Williams Industries, Inc. 1992 Key Employees' Incentive Stock Option Plan and the related Prospectus and Registration Statement (Form S-8, No. 33-59705) pertaining to the Shelby Williams Industries, Inc. Directors' Stock Option Plan and the related Prospectus of our report dated January 29, 1998, with respect to the consolidated financial statements of Shelby Williams Industries, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1997.




                                   Ernst & Young LLP





Atlanta, Georgia
March 24, 1998